EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
SECOND QUARTER 2003 OPERATING RESULTS

Houston, TEXAS (July 29, 2003) – Camden Property Trust (NYSE: CPT) announced that its funds from operations (“FFO”) for the second quarter of 2003 totaled $0.74 per diluted share or $31.7 million, as compared to $0.83 per diluted share or $37.5 million reported for the same period in 2002. On a year-to-date basis, Camden’s six-month FFO totaled $1.49 per diluted share or $64.0 million in 2003, compared to $1.73 per diluted share or $77.6 million in 2002. Net income (“EPS”) for the second quarter of 2003 was $0.14 per diluted share compared to $0.28 per diluted share for the same period in 2002. For the six months ended June 30, 2003, EPS totaled $0.35 per diluted share compared to $0.60 per diluted share in 2002. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Physical occupancy levels averaged 92.4% during the second quarter of 2003 as compared to 91.4% in the first quarter of 2003 and 92.1% in the second quarter of 2002. For the 42,137 apartment homes included in “same-property” results, second quarter 2003 revenues decreased 1.3% while operating expenses increased 1.3%, producing a 3.0% decline in same-property net operating income (“NOI”) compared to the second quarter of 2002. On a sequential basis, second quarter 2003 same property NOI increased 1.5% compared to first quarter 2003, with revenues increasing 2.5% and expenses increasing 4.2% compared to the prior quarter. On a year-to-date basis, 2003 same property NOI declined 5.9%, with a revenue decrease of 2.4% and expense growth of 3.4% compared to the same period in 2002. A reconciliation of net income to net operating income and same property net operating income is included in the financial tables accompanying this press release.

The Company completed lease-ups at Camden Ybor City in Tampa, FL and Camden Vineyards in Murrieta, CA during the quarter, and those properties are currently 94% and 95% occupied respectively. Construction was completed at Camden Oak Crest in Houston, TX during the quarter, and the community is currently 68% leased and 62% occupied. At quarter-end, Camden had three additional communities under construction, with lease-ups underway at all three projects. Camden Sierra at Otay Ranch in San Diego, CA is currently 76% leased and 71% occupied; construction should be completed during the third quarter of 2003. Camden Tuscany in San Diego, CA is currently 77% leased and 64% occupied; construction should be completed by the end of the third quarter of 2003. Camden Harbor View in Long Beach, CA is currently 21% leased and 18% occupied; construction should be completed by the end of the first quarter of 2004.

Management expects EPS for the third quarter of 2003 to be between $0.11 and $0.15 per diluted share, and FFO to be between $0.74 and $0.78 per diluted share. EPS for 2003 is expected to be between $0.66 and $0.72 per diluted share, and FFO is expected to be between $3.07 and $3.13 per diluted share. For 2003, 12 research analysts have contributed FFO estimates on CPT to First Call ranging from $3.02 to $3.11 per diluted share, for a consensus average of $3.07 per diluted share. Camden updates its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.

The Company will hold a conference call on Wednesday, July 30, 2003 at 9:00 AM CDT to review its second quarter results and discuss its outlook for future performance. To participate in the call, please dial (888) 689-4517 by 8:50 AM CDT, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website or by calling Camden’s Investor Relations Department at (800) 922-6336.

In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management’s beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities.  Camden owns interests in and operates 142 properties containing 50,762 apartment homes in the Sunbelt and Midwestern markets from Florida to California.  Upon completion of three properties under development, the Company’s portfolio will increase to 51,882 apartment homes in 145 properties.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at http://www.camdenliving.com.

OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,

OPERATING DATA	2003	2002	2003	2002

Revenues
Rental income	$ 91,486	$ 91,185	$ 181,494	$ 181,272
Other property income	8,634	7,693	16,044	14,917

Total property income	100,120	98,878	197,538	196,189

Development and construction fees	1,257	1,088	2,593	2,160
Management fees	431	429	865	893
Other income	1,033	1,358	2,645	4,208

Total revenues	102,841	101,753	203,641	203,450

Expenses
Property operating and maintenance	29,462	28,216	57,544	52,961
Real estate taxes	11,081	10,433	22,245	20,768
Property management	2,424	2,326	4,961	4,721
Fee and asset mangement	1,068	340	2,631	1,042
General and administrative	4,437	3,212	8,048	6,297
Other expenses	312	--	1,389	1,178
Interest	18,519	17,483	36,875	34,587
Depreciation and amortization	27,056	25,113	53,611	50,632

Total expenses	94,359	87,123	187,304	172,186

Income from continuing operations before gain on sale of properties,	8,482	14,630	16,337	31,264
equity in income of joint ventures and minority interests
Gain on sale of properties	659	284	2,082	284
Equity in income of joint ventures	505	128	3,148	353
Income allocated to minority interests
Distributions on units convertible into perpetual preferred shares	(3,218)	(3,218)	(6,436)	(6,436)
Income allocated to units convertible into common shares	(520)	(477)	(889)	(931)

Income from continuing operations	5,908	11,347	14,242	24,534
Income from discontinued operations	--	770	--	1,565

Net income	$ 5,908	$ 12,117	$ 14,242	$ 26,099

FUNDS FROM OPERATIONS
Net income	$ 5,908	$ 12,117	$ 14,242	$ 26,099
Real estate depreciation from continuing operations	25,896	24,099	51,285	48,700
Real estate depreciation from discontinued operations	--	531	--	1,069
Adjustments for unconsolidated joint ventures	524	549	1,059	1,113
(Gain) on sale of properties	(659)	(284)	(2,082)	(284)
(Gain) on sale of properties held in joint ventures	(451)	--	(1,436)	(37)
Income allocated to units convertible into common shares	520	477	889	931

Funds from operations - diluted	$ 31,738	$ 37,489	$ 63,957	$ 77,591

PER SHARE DATA
Net income - basic	$ 0.15	$ 0.30	$ 0.36	$ 0.64
Net income - diluted	0.14	0.28	0.35	0.60
Funds from operations - diluted	0.74	0.83	1.49	1.73
Cash distributions	0.64	0.64	1.27	1.27

Weighted average number of common and common equivalent shares outstanding:
Basic	39,218	41,061	39,191	40,944
Diluted	41,169	45,051	41,019	44,851
FFO - diluted	43,047	45,051	42,900	44,851

PROPERTY DATA
Total operating properties (end of period) *	142	146	142	146
Total operating apartment homes in operating properties (end of period) *	50,762	52,175	50,762	52,175
Total operating apartment homes (weighted average)	46,218	46,659	46,065	46,265
Total operating apartment homes - excluding discontinued operations
(weighted average)	46,218	45,335	46,065	44,941

* Includes joint venture investments.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

BALANCE SHEETS
(In thousands)

(Unaudited)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2003	2003	2002	2002	2002

ASSETS
Real estate assets, at cost
Land	$ 396,527	$ 392,794	$ 386,246	$ 381,818	$ 379,606
Buildings and improvements	2,437,833	2,392,936	2,348,702	2,364,457	2,336,066

	2,834,360	2,785,730	2,734,948	2,746,275	2,715,672
Accumulated depreciation	(549,769)	(524,165)	(498,776)	(497,556)	(471,919)

Net operating real estate assets	2,284,591	2,261,565	2,236,172	2,248,719	2,243,753
Properties under development, including land	242,682	264,259	285,636	204,857	192,776
Investment in joint ventures	10,247	10,919	15,386	15,846	16,131
Investment in third party development properties	--	--	--	49,283	46,795

Total real estate assets	2,537,520	2,536,743	2,537,194	2,518,705	2,499,455
Accounts receivable - affiliates	6,736	6,444	5,843	5,588	5,551
Notes receivable
Affiliates	--	1,800	1,800	1,800	1,800
Other	22,532	18,614	18,614	3,000	--
Other assets, net *	40,641	43,143	41,827	43,530	43,208
Cash and cash equivalents	1,550	1,945	405	1,652	2,200
Restricted cash	4,258	4,365	4,216	6,461	6,271

Total assets	$ 2,613,237	$ 2,613,054	$ 2,609,899	$ 2,580,736	$ 2,558,485

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$ 1,236,681	$ 1,208,513	$ 1,177,347	$ 1,116,063	$ 1,045,919
Secured	240,711	248,481	249,669	271,477	280,588
Accounts payable	34,580	36,978	36,189	27,010	29,867
Accrued real estate taxes	20,822	12,782	26,827	30,502	21,187
Accrued expenses and other liabilities	45,126	52,347	49,144	46,773	44,137
Distributions payable	30,663	30,639	30,541	31,177	31,789

Total liabilities	1,608,583	1,589,740	1,569,717	1,523,002	1,453,487

Commitments and contingencies	--	--	--	--	--

Minority interests
Units convertible into perpetual preferred shares	149,815	149,815	149,815	149,815	149,815
Units convertible into common shares	48,354	49,621	50,914	51,997	53,307

Total minority interests	198,169	199,436	200,729	201,812	203,122

Shareholders' equity
Common shares of beneficial interest	480	479	479	479	479
Additional paid-in capital	1,320,045	1,318,649	1,314,592	1,314,556	1,314,325
Distributions in excess of net income	(261,577)	(241,960)	(224,756)	(237,607)	(221,801)
Unearned restricted share awards	(15,477)	(16,282)	(13,714)	(15,048)	(16,190)
Treasury shares, at cost	(236,986)	(237,008)	(237,148)	(206,458)	(174,937)

Total shareholders' equity	806,485	823,878	839,453	855,922	901,876

Total liabilities and shareholders' equity	$ 2,613,237	$ 2,613,054	$ 2,609,899	$ 2,580,736	$ 2,558,485

* includes net deferred charges of:	$ 9,268	$ 9,925	$ 10,190	$ 8,340	$ 7,167

NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT’s performance. Camden’s definitions and calculations of non-GAAP finanical measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion at the beginning of the period of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net income	$ 5,908	$ 12,117	$ 14,242	$ 26,099
Real estate depreciation from continuing operations	25,896	24,099	51,285	48,700
Real estate depreciation from discontinued operations	--	531	--	1,069
Adjustments for unconsolidated joint ventures	524	549	1,059	1,113
(Gain) on sale of properties	(659)	(284)	(2,082)	(284)
(Gain) on sale of properties held in joint ventures	(451)	--	(1,436)	(37)
Income allocated to units convertible into common shares	520	477	889	931

Funds from operations - diluted	$ 31,738	$ 37,489	$ 63,957	$ 77,591

Weighted average number of common and common equivalent shares outstanding
EPS diluted	41,169	45,051	41,019	44,851
FFO diluted	43,047	45,051	42,900	44,851

Net income per common share - diluted	$ 0.14	$ 0.28	$ 0.35	$ 0.60
FFO per common share - diluted	0.74	0.83	1.49	1.73

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

	3Q03 Range		2003 Range
	Low	High	Low	High

Expected net income per share - diluted	$ 0.11	$ 0.15	$ 0.66	$ 0.72
Expected real estate depreciation	0.61	0.61	2.42	2.42
Expected adjustments for unconsolidated joint ventures	0.01	0.01	0.04	0.04
Expected income allocated to units convertible into common shares	0.01	0.01	0.03	0.03
Expected (gain) on sale of properties held in joint ventures	0.00	0.00	(0.03)	(0.03)
Expected (gain) on sale of properties	0.00	0.00	(0.05)	(0.05)

Expected FFO per share - diluted	$ 0.74	$ 0.78	$ 3.07	$ 3.13

NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unautited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net income	$ 5,908	$ 12,117	$ 14,242	$ 26,099
Development and construction fees	(1,257)	(1,088)	(2,593)	(2,160)
Management fees	(431)	(429)	(865)	(893)
Other income	(1,033)	(1,358)	(2,645)	(4,208)
Property management expense	2,424	2,326	4,961	4,721
Fee and asset management expense	1,068	340	2,631	1,042
General and administrative expense	4,437	3,212	8,048	6,297
Other expenses	312	--	1,389	1,178
Interest expense	18,519	17,483	36,875	34,587
Depreciation and amortization	27,056	25,113	53,611	50,632
Gain on sale of properties	(659)	(284)	(2,082)	(284)
Equity in income of joint ventures	(505)	(128)	(3,148)	(353)
Distributions on units convertible into perpetual preferred shares	3,218	3,218	6,436	6,436
Income allocated to units convertible into common shares	520	477	889	931
Income from discontinued operations	--	(770)	--	(1,565)

Net Operating Income (NOI)	$ 59,577	$ 60,229	$ 117,749	$ 122,460

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